UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 10/01/2007)

                                 Med Gen Inc.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
---------------------------      ----------------       -------------------
(State or other Jurisdiction     (Commission File         (IRS Employer
     of incorporation)                Number)           Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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      (Former name or former address, if changed since last report)

                        All Correspondence to:
                          Paul B Kravitz CEO
                          C/O Med Gen Inc.
                     7284 West Palmetto Park Road
                              Suite #207
                         Boca Raton, FL  33433

Item 1.01 Entry into a Material Definitive Agreement
          ------------------------------------------

The Company has closed Tranche 12 in the sum of $350,000.00 dollars from its lender. The terms and conditions are the same as those for Tranche 11. The Company intends to utilize the proceeds for working capital and infomercial advertising for its product lines.


The lender has converted the following amount of notes into common shares to pay off the debt load of the Company.

Pursuant to an effective Registration Statement on Form SB-2 the lender converted 171,111,111 common shares from 8-16-2005 until 9-12-2006 into $1,205,000 and from 9-22-2006 until 10-1-2007 the lender converted 584,954,075 common shares into $307,297.50. The total debt paid off is $1,513,582.83 dollars.

At present the Company has borrowed twelve separate tranches from the lenders.

These tranches are as follows:

   March 30, 2005       $  740,000    Paid In Full
   May 25, 2005         $  700,000    Paid In Full
   August 23, 2005      $  100,000
   August 31, 2005      $  500,000
   October 26, 2005     $  600,000
   February 23, 2006    $  600,000
   April 21, 2006       $  750,000
   August 10, 2006      $1,500,000
   January 10, 2007     $  350,000
   February 14, 2007    $  350,000
   June 21, 2007        $  650,000
   October 1, 2007      $  350,000

The Company has borrowed a total of $7,190,000 from its lenders and paid back $1,513,582.00 dollars, leaving a balance due of $5,676,418.00 dollars. The Company anticipates on closing a thirteenth tranche in the sum of $650,000.00 dollars in January 2008. Those proceeds will be used for advertising and additional working capital.

The lenders can convert their loans into freely trading common shares on the two year anniversary of their loan pursuant to Rule 144K. The conversion formula is based upon a 50% discount to the lowest bid price as reported by the OTCBB over the last 20 trading days.


Item 8.01 Other Events.
          ------------

The Company has 1,271,098,028 million shares outstanding as of the date of this filing and over 2800 total shareholders (per ADP non-objecting beneficial owners lists).The Company is authorized to issue up to 2,495,000,000 total common shares.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Med Gen Inc.
Date: October 1, 2007
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer